  As filed with the Securities and Exchange Commission on September 17, 1997
                                                          Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ---------------

                                The Mills Corporation
                (Exact name of Registrant as specified in its charter)



Delaware                                      1300 Wilson Boulevard                             52-1802283
(State or other jurisdiction of                   Suite 400                                 (I.R.S. Employer
incorporation or organization)            Arlington, Virginia  22209                      Identification Number)
                               (Address of principal executive offices) (Zip code)




        The Mills Corporation 1994 Executive Equity Incentive Plan
                             (Full title of the plan)

                            Laurence C. Siegel
                        Chairman of the Board and
                         Chief Executive Officer
                         1300 Wilson Boulevard
                                Suite 400
                       Arlington, Virginia  22209
                (Name and address of agent for service)

                               (703) 526-5000
       (Telephone number, including area code, of agent for service)

       -------------------------------------------------------------

                              With a copy to:
                           J. Warren Gorrell, Jr.
                               Alan L. Dye
                           Hogan & Hartson L.L.P.
                        555 Thirteenth Street, N.W.
                          Washington, D.C.  20004
                                (202) 637-5600

       -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
Title of securities       Amount to be        Proposed  maximum          Proposed maximum            Amount of
 to be registered          registered         offering price per share   aggregate offering price    registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share       2,500,000              $27.31(1)                   $68,275,000              $20,689.89

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 as of September 12, 1997 solely for the purpose of calculating the registration fee.

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--------------------------------------------------------------------------------

                                   PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing the information specified in this Part I will be sent or given to employees participating in The Mills Corporation 1994 Executive Equity Incentive Plan (the "Plan"), as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Mills Corporation (the "Company") hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and Form 10-K/A dated April 30, 1997;
         (b) The Company's current reports on Form 8-K dated March 12, 1997, March 18, 1997 and March 20, 1997;
         (c) The Company's quarterly reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997;
         (d) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission and which became effective on June 14, 1994 (Reg. No. 1-12994); and
         (e) All documents filed by the Company subsequent to the filing of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4.  Description of Securities.

         A description of the Company's Common Stock, par value $.01 per share, is incorporated by reference under Item 3.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         (a) Article VII of the Company's Amended and Restated Certificate of Incorporation, entitled "Indemnification," and Section VI of the Company's Amended and Restated Bylaws, entitled "Indemnification," are set forth in Exhibits 3.1, and 3.3, respectively, to this Registration Statement and incorporated herein by reference.

         (b) Section 145 of the General Corporation Law of the State of Delaware, as amended, entitled "Indemnification of Officers, Directors, Employees and Agents; Insurance," is set forth as Exhibit 99.3 to this Registration Statement and incorporated herein by reference.

         (c) The Company has in effect a policy of liability insurance covering its directors and officers.

         (d) The Company has entered into indemnification agreements with certain of its directors and officers, the form of which is set forth as
Exhibit 4.1 to this Registration Statement and incorporated herein by reference.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
Number                       Description

3.1 The Company's Amended and Restated Certificate of Incorporation.

3.2 First Amendment to the Company's Amended and Restated Certificate of Incorporation.

3.3*          Section VI of the Company's Amended and Restated Bylaws.

4.1* Form of Indemnification Agreement between the Company and its directors and officers.

4.2*          Specimen Form of Certificate of Common Stock of the Company.

5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

23.1          Consent of Hogan & Hartson L.L.P. (included as part of
              Exhibit 5.1).

23.2          Consent of Ernst & Young LLP.

24.1          Power of Attorney (included as part of signature page).

99.1*         The Mills Corporation 1994 Executive Equity Incentive Plan.

99.2 First Amendment to The Mills Corporation 1994 Executive Equity Incentive Plan.

99.3 Section 145 of the General Corporation Law of the State of Delaware, as amended.
_______________________
* Included as an exhibit to the Company's Registration Statement on Form S-11, File No. 33-71524, and incorporated herein by reference.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i)  To include any prospectus required by
                        Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or
                        events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii)To include any material information with
                        respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on September 16, 1997.

                                     THE MILLS CORPORATION



                                      By: /s/ Laurence C. Siegel
                                         ----------------------------------
                                          Laurence C. Siegel
                                          Chairman of the Board
                                           and Chief Executive Officer


                            POWER OF ATTORNEY

         We, the undersigned directors and officers of The Mills Corporation, do hereby constitute and appoint Laurence C. Siegel and Peter B. McMillan, and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of September 16, 1997:

       SIGNATURE                        TITLE
       ---------                        -----


/s/ Laurence C. Siegel         Chairman of the Board and
----------------------         Chief Executive Officer
Laurence C. Siegel             (Principal Executive Officer)


/s/ Peter B. McMillan          President, Chief Operating Officer
----------------------         and Director
Peter B. McMillan

/s/ Kenneth R. Parent                  Senior Vice President and Chief
----------------------------------     Financial Officer (Principal Financial
Kenneth R. Parent                      Officer and Principal Accounting Officer)



----------------------------------     Director
Harry H. Nick


/s/ Dietrich von Boetticher            Vice Chairman and Director
----------------------------------
Dietrich von Boetticher


/s/ John M. Ingram                     Vice Chairman and Director
----------------------------------
John M. Ingram


/s/ Charles R. Black, Jr.              Director
----------------------------------
Charles R. Black, Jr.


/s/ James C. Braithwaite               Director
----------------------------------
James C. Braithwaite


/s/ The Hon. Joseph B. Gildenhorn
----------------------------------     Director
The Hon. Joseph B. Gildenhorn



----------------------------------     Director
Peter A. Gordon


/s/ Franz von Perfall                  Director
----------------------------------
Franz von Perfall


/s/ Robert P. Pincus                   Director
----------------------------------
Robert P. Pincus

                              EXHIBIT INDEX

Exhibit
Number                            Description


3.1           The Company's Amended and Restated Certificate of Incorporation.

3.2 First Amendment to the Company's Amended and Restated Certificate of Incorporation.

3.3*          Section VI of the Company's Amended and Restated Bylaws.

4.1* Form of Indemnification Agreement between the Company and its directors and officers.

4.2*          Specimen Form of Certificate of Common Stock of the Company.

5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

23.1          Consent of Hogan & Hartson L.L.P. (included as part of
              Exhibit 5.1).

23.2          Consent of Ernst & Young LLP.

24.1          Power of Attorney (included as part of signature page).

99.1*         The Mills Corporation 1994 Executive Equity Incentive Plan.

99.2 First Amendment to The Mills Corporation 1994 Executive Equity Incentive Plan.

99.3 Section 145 of the General Corporation Law of the State of Delaware, as amended.